Exhibit 21.1





                         SUBSIDIARIES OF THE REGISTRANT


     Subsidiary                                           State of Incorporation
     ----------                                           ----------------------
     TESSCO Inc.                                                 Delaware
     Cartwright Communications Company                           Delaware
     National Airtime Corporation                                Delaware
     TESSCO Financial Corporation                                Delaware
     TESSCO Communications Incorporated                          Delaware
     Wireless Solutions, Inc.                                    Delaware